As filed with the Securities and Exchange Commission on February 21, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Arcus Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-3898435
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
3928 Point Eden Way
Hayward, CA 94545
(Address of Principal Executive Offices, Zip Code)

ARCUS BIOSCIENCES, INC. 2018 EQUITY INCENTIVE PLAN
ARCUS BIOSCIENCES, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

Terry Rosen, Ph.D.
Chief Executive Officer
Arcus Biosciences, Inc.
3928 Point Eden Way
Hayward, CA 94545
(Name and address of agent for service)
(510) 694-6200
(Telephone number, including area code, of agent for service)
Please send copies of all communications to:
Kenneth L. Guernsey
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, CA 94111
(415) 693-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective. Specifically, this Registration Statement is being filed to register (i) 3,020,286 additional shares of common stock of Arcus Biosciences, Inc. (the “Registrant”) for issuance under the Arcus Biosciences, Inc. 2018 Equity Incentive Plan and (ii) 755,071 additional shares of common stock of the Registrant for issuance under the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan, in each case, pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on March 16, 2018 (File No. 333-223746), March 5, 2019 (File No. 333-230074), March 5, 2020 (File No. 333-236915), February 25, 2021 (File No. 333-253474), February 23, 2022 (File No. 333-262929), and February 28,2023 (File No. 333-270114) (the "Prior Forms S-8") pursuant to General Instruction E to Form S-8.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the Prior Form S-8 and the following documents previously filed with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;
(b)	the Registrant's Current Report on Form 8-K filed with the SEC on January 30, 2024; and
(c)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38419), filed with the SEC on March 9, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 21, 2021.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Registrant.	10-Q	001-38419	3.1	5/9/2018
4.2	Amended and Restated Bylaws of Registrant.	8-K	001-38419	3.1	5/26/2020
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (contained in the signature page hereto).					X
99.1	Arcus Biosciences, Inc. 2018 Equity Incentive Plan.	S-1/A	333-223086	10.3	3/5/2018
99.2	Form of Stock Option Notice and Agreement under 2018 Equity Incentive Plan.	10-K	001-38419	10.36	2/25/2021
99.3	Form of RSU Notice and Agreement under 2018 Equity Incentive Plan.	10-K	001-38419	10.37	2/25/2021
99.4	Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan.	S-1/A	333-223086	10.4	3/5/2018
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California on this 21st day of February, 2024.

ARCUS BIOSCIENCES, INC.

By:	/s/ Terry Rosen
Terry Rosen, Ph.D. Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Terry Rosen, Ph.D. and Robert C. Goeltz II and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Terry Rosen	Chief Executive Officer and Director	February 21, 2024
Terry Rosen, Ph.D.	(Principal Executive Officer)

/s/ Robert C. Goeltz II	Chief Financial Officer	February 21, 2024
Robert C. Goeltz II	(Principal Financial Officer)

/s/ Alexander Azoy	Chief Accounting Officer	February 21, 2024
Alexander Azoy	(Principal Accounting Officer)

/s/ Kathryn Falberg	Director	February 21, 2024
Kathryn Falberg

/s/ Linda Higgins	Director	February 21, 2024
Linda Higgins, Ph.D.

/s/ Yasunori Kaneko	Director	February 21, 2024
Yasunori Kaneko, M.D.

/s/ David Lacey	Director	February 21, 2024
David Lacey, M.D.

/s/ Nicole Lambert	Director	February 21, 2024
Nicole Lambert

/s/ Patrick Machado	Director	February 21, 2024
Patrick Machado, J.D.

/s/ Johanna Mercier	Director	February 21, 2024
Johanna Mercier

/s/ Merdad Parsey	Director	February 21, 2024
Merdad Parsey, M.D., Ph.D.

/s/ Andrew Perlman	Director	February 21, 2024
Andrew Perlman, M.D., Ph.D.

/s/ Antoni Ribas	Director	February 21, 2024
Antoni Ribas, M.D., Ph.D.